Exhibit 99.1

AmerisourceBergen J.P. Morgan Healthcare Conference January 13, 2015 Steve Collis President & Chief Executive Officer

Cautionary Note Regarding Forward-Looking Statements Certain of the statements contained in this presentation are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words, and similar expressions are intended to identify such forward-looking statements These statements are based on management’s current expectations and are subject to uncertainty and change in circumstances. These statements are not guarantees of future performance and are based on assumptions that could prove incorrect or could cause actual results to vary materially from those indicated. Among the factors that could cause actual results to differ materially from those projected, anticipated, or implied are the following: changes in pharmaceutical market growth rates; price inflation in branded and generic pharmaceuticals and price deflation in generics; declining economic conditions, increased costs of maintaining, or reductions in AmerisourceBergen’s ability to maintain, adequate liquidity and financing sources, and interest rate and foreign currency exchange rate fluctuations; the disruption of AmerisourceBergen’s cash flow and ability to return value to its stockholders in accordance with its past practices, disruption of or changes in vendor, payer and customer relationships and terms, and the reduction of AmerisourceBergen’s operational, strategic or financial flexibility; volatility and disruption of the capital and credit markets; economic, business, competitive and/or regulatory developments in countries where AmerisourceBergen does business and/or operates outside of the United States; supplier bankruptcies, insolvencies or other credit failures; customer bankruptcies, insolvencies or other credit failures; the loss of one or more key customer or supplier relationships resulting in changes to the customer or supplier mix; the retention of key customer or supplier relationships under less favorable economics or the adverse resolution of any contract or other dispute with customers or suppliers; risks associated with the strategic, long-term relationship between Walgreens Boots Alliance, Inc. (including its subsidiaries Walgreen Co. and Alliance Boots GmbH) and AmerisourceBergen, including the occurrence of any event, change or other circumstance that could give rise to the termination, cross-termination or modification of any of the transaction documents among the parties (including, among others, the distribution agreement or the generics agreement), an impact on AmerisourceBergen’s earnings per share resulting from the issuance of the warrants to subsidiaries of Walgreens Boots Alliance, Inc. (the “Warrants”), an inability to realize anticipated benefits (including benefits resulting from participation in the Walgreens Boots Alliance Development GmbH joint venture), AmerisourceBergen’s inability to implement its hedging strategy to mitigate the potentially dilutive effect of the issuance of its common stock under its special share repurchase program due to its financial performance, the current and future share price of its common stock, its expected cash flows, competing priorities for capital, and overall market conditions; increasing governmental regulations regarding the pharmaceutical supply channel; federal and state government enforcement initiatives to detect and prevent suspicious orders of controlled substances and the diversion of controlled substances, federal and state prosecution of alleged violations of related laws and regulations, and any related litigation, including shareholder derivative lawsuits or other disputes relating to our distribution of controlled substances; changes in federal and state legislation or regulatory action affecting pharmaceutical product pricing or reimbursement policies, including under Medicaid and Medicare, and the effect of such changes on AmerisourceBergen’s customers; frequent changes to laws and regulations in respect of healthcare fraud and abuse and the increased scrutiny of the federal government related thereto; qui tam litigation for alleged violations of fraud and abuse laws and regulations and/or any other laws and regulations governing the marketing, sale, purchase and/or dispensing of pharmaceutical products or services and any related litigation, including shareholder derivative lawsuits; the acquisition of businesses that do not perform as AmerisourceBergen expects or that are difficult for it to integrate or control or AmerisourceBergen’s inability to successfully complete any other transaction that it may wish to pursue from time to time; risks associated with AmerisourceBergen’s proposed acquisition of MWI Veterinary Supply, Inc. (“MWI”), including uncertainties as to the timing of the tender offer and the subsequent merger, the possibility that various conditions to the consummation of the tender offer or the merger may not be satisfied or waived, the effects of disruption from the transactions on the respective businesses of AmerisourceBergen and MWI and the fact that the announcement or pendency of the transactions may make it ore difficult to establish or maintain relationships with employees, suppliers and other business partners; risks associated with international business operations, including non-compliance with the U.S. Foreign Corrupt Practices Act, anti-bribery laws and economic sanctions and import laws and regulations; risks generally associated with the sophisticated information systems on which AmerisourceBergen relies, including significant breakdown or interruption of such systems; risks generally associated with data privacy regulation and the international transfer of personal data; changes in tax laws or legislative initiatives that could adversely affect AmerisourceBergen’s tax positions and/or AmerisourceBergen’s tax liabilities or adverse resolution of challenges to AmerisourceBergen’s tax positions; natural disasters or other unexpected events that affect AmerisourceBergen’s operations; and other economic, business, competitive, legal, tax, regulatory and/or operational factors affecting AmerisourceBergen’s business generally. Certain additional factors that management believes could cause actual outcomes and results to differ materially from those described in forward-looking statements are set forth (i) in Item 1A (Risk Factors) and Item 1 (Business) in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and elsewhere in that report and (ii) in other reports. AmerisourceBergen Where knowledge, reach and partnership shape healthcare delivery.

Acquisition of MWI Veterinary Supply Why Enter Animal Health Market? $23 Billion Global Market Growing 6% Annually Cash Market for Services, No Reimbursement Risk Wholesalers Provide Substantial Value to Manufacturers and Veterinary Practices ANIMAL HEALTH DISTRIBUTON IS A LOGICAL EXTENSION OF GLOBAL PHARMACEUTICAL SOURCING AND DISTRIBUTION AmerisourceBergen Where knowledge, reach and partnership shape healthcare delivery.

Acquisition of MWI Veterinary Supply Why Choose MWI? Premier Service Provider Excellent Supplier Relationships Diverse Customer Base Impressive Management Team STELLAR REPUTATION WITH CUSTOMERS, STRONG TRACK RECORD OF FINANCIAL PERFORMANCE, SUPERIOR PLATFORM FOR FUTURE GROWTH MWI Veterinary Supply AmerisourceBergen Where knowledge, reach and partnership shape healthcare delivery.

Delivering Growth Well Positioned to Seize Opportunities Global Sourcing and Distribution Services Pharmacy Solutions Drive greater operational efficiency, cost control, growth opportunities and patient safety. Provider Solutions Drive physician and veterinary practice efficiency, financial performance, and improve patient care. Manufacturer Solutions Maximize product success at every stage of the product lifecycle. IMPROVED PRODUCT ACCESS INCREASED SUPPLY CHAIN EFFICIENCY ENHANCED HUMAN AND ANIMAL PATIENT CARE AmerisourceBergen Where knowledge, reach and partnership shape healthcare delivery.

Delivering Growth How Will We Continue to Drive Performance? Knowledge, Reach and Partnership Unsurpassed expertise in pharmaceutical distribution, commercialization and consulting Global reach in sourcing, distribution, and manufacturer services Innovative collaboration with manufacturers and providers improves efficiency and product access INCREASE THE EFFICIENCY AND EFFECTIVENESS OF THE GLOBAL SUPPLY CHAIN IN BOTH HUMAN AND ANIMAL HEALTH AmerisourceBergen Where knowledge, reach and partnership shape healthcare delivery.

Financial Review Tim Guttman Executive Vice President and Chief Financial Officer

Acquisition of MWI Veterinary Supply FINANCIAL HIGHLIGHTS $3 Billion in Annual Revenue 8 Cents of EPS Accretion in FY2015* $50 Million in Synergies by FY2018 MWI Veterinary Supply ENHANCES OUR MARGINS, STRENGTHENS OUR ABILITY TO GROW ADJUSTED EPS IN MID-TEENS OVER THE LONG-TERM *Adjusted EPS. Assumes transaction closes by 3/31/15, and is net of a 2 cent impact from a decrease in the amount of share repurchases anticipated in FY2015. AmerisourceBergen Where knowledge, reach and partnership shape healthcare delivery.

Additional Information The tender offer for the outstanding common stock of MWI has not yet commenced. This material is for informational purposes only and it is neither an offer to purchase nor a solicitation of an offer to sell shares of MWI common stock. At the time the tender offer is commenced, AmerisourceBergen will file a tender offer statement on Schedule TO, containing an offer to purchase, a form of letter of transmittal and other related tender offer documents with the SEC, and MWI will file a Solicitation/Recommendation Statement on Schedule 14D-9 relating to the tender offer with the SEC. MWI’s stockholders are strongly advised to read these tender offer materials, as well as any other documents relating to the tender offer and the associated transactions that are filed with the SEC, carefully and in their entirety when they become available, as they may be amended from time to time, because they will contain important information about the tender offer that MWI’s stockholders should consider prior to making any decisions with respect to the tender offer. Once filed, stockholders of MWI will be able to obtain a free copy of these documents at the website maintained by the SEC at www.sec.gov, by directing a request to AmerisourceBergen at Investor Relations, AmerisourceBergen, 1300 Morris Drive, Chesterbrook, PA 19087 or from MWI at www.mwivet.com. AmerisourceBergen Where knowledge, reach and partnership shape healthcare delivery.